Exhibit 10.1

                               STEVIA ASIA LIMITED


                                       AND


                   TECHNEW TECHNOLOGY LIMITED AND MR. ZHANG JI



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                              COOPERATIVE AGREEMENT

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                                 JULY 5TH, 2012
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THIS  AGREEMENT  is made and  becomes  effective  on the 5th day of  July,  2012
("Effective Date")

BETWEEN: -

(1) STEVIA ASIA LIMITED, a corporation duly organized and existing under the laws of Hong Kong, with its registered office at 19/F Kam Chung Comm Bldg 19-21, Hennessy Road, Hong Kon, (hereinafter referred to as "Stevia Asia);

AND

(2) TECHNEW TECHNOLOGY LIMITED., a corporation duly organized and existing under the laws of Hong Kong, with its registered office is at Flat 1721, 17/F, Hollywood Plaza, 610 Nathan Road, Mongkok, Kowloon, Hong Kong, (hereinafter referred to as "Technew Tech"); and

(3) ZHANG JI, a Chinese citizen, holder of Identity Card No. [ --- ], (hereinafter referred to as "Zhang Ji" or collectively with Technew Tech referred to as "Partners");

     Stevia Asia and Partners hereinafter jointly referred to as "Parties", and severally and indistinctly referred to as "Party");

WHEREAS:

A. Stevia Asia is a subsidiary of Stevia Corp. which is a publicly traded corporation (OTCBB: STEV) organized under the laws of the State of Nevada of the United States. Stevia Corp. is an agri-technology company focused on the economic development of crops including stevia and best practice agriculture and processing practices in order to deliver high value crops and crop derivatives through proprietary plant breading, excellent agricultural inputs, innovative systems and methodologies, post-harvest techniques and processes;

B. Partners and their subsidiaries, including but not limited to, Guangzhou Health China Technology Development Company Limited (name in Chinese: ) ("Deli GZ") engage in the R&D of agriculture technology and biotechnology and have successfully commercialized several technologies applicable to agriculture and aquaculture; and

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C.   Stevia Asia and Partners desire to establish  cooperative project to invest into Partners' subsidiaries and/or co-invest in new entities to seek investment returns.

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises hereinafter set forth, the Parties agree as follows:

1.   PROJECT BACKGROUND

1.1  Technew Tech & Deli GZ

     Technew Tech is an associated company of Deli GZ and has interests and shares in entities with a variety of other partners. Deli GZ is currently managing US$ 20 million worth of assets with annual revenue of US$ 10 million in the past year. The EBITDA of Deli GZ is approximately US$ 3 million. Such Deli GZ's financial information is provided by Partners and subject to due diligence investigation and audit.

1.2  Stevia Asia

     Stevia Asia, with funding from Stevia Corp., is intent to co-invest with Partners and explore business opportunities with Deli GZ in various agricultural fields.

1.3 This Agreement sets out the terms and conditions with relation to the cooperation between the Parties and such terms and conditions may be adjusted by written consent from the Parties from time to time.

2.   ESTABLISHMENT OF A JOINT VENTURE ENTITY

2.1 The Parties hereby agree to establish a joint venture entity in Hong Kong SAR for the purpose of this Agreement and subsequently execute relevant Shareholders' Agreement and the Memorandum and Articles of Association of the entity. The Parties shall provide all information and documents reasonably requested by the company registration authority in a timely manner  from  time to time  that  are  required  to  obtain  the  necessary approvals, licenses, and consents. Stevia Asia may, at its discretion, designate other affiliated entity to perform the duty herein and subsequently own the shares in the new entity as described below accordingly.

2.2 The Parties agree that the company name of the new entity is Stevia Technew Limited ("Stevia Technew"). Stevia Asia will legally and beneficially own 70% shares (representing 70% of the issued shares) and Technew Tech will legally and beneficially own 30% shares (representing 30% of the of the issued shares) of Stevia Technew.

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2.3  The Parties further agree that contribution shall be made to Stevia Technew as per the following conditions and arrangement:

     (a) The Partners shall be responsible to manage Deli GZ in a professional and diligent manner and reach financial returns and goals as set forth below;

     (b) The Partners promise and agree to take responsibilities to manage and operate Stevia Technew, under Stevia Asia's supervision and the rules of Article of Association of the company, to achieve an audited (if applicable) financial earning of USD One Million (USD 1,000,000) before interest, taxes, depreciation, and amortization ("EBITDA") by June 30, 2013 or another date agreed by the Parties in writing.

     (c) Subject to the conditions in (b), Stevia Asia agrees to contribute USD Two Hundred Thousand (USD 200,000) per month from the date on which Technew Tech has become a duly registered shareholder of Stevia Technew and commenced business operation of the entity. The total contribution from Stevia Asia to Stevia Technew is up to USD Two Million (USD 2,000,000), the total contribution is subject to Stevia Tech's performance and Stevia Asia's financial capabilities.

     (d) Following the receipt of contribution, Stevia Technew shall manage and use the fund solely for the purpose of this Agreement and accomplish the financial goals set in (b). No funds shall be used for other purposes unless agreed by Stevia Asia with written consent.

2.4 In any case that the financial goals set in Section 2.3(b) are not accomplished, Stevia Asia has the absolute right to dissolve Stevia Technew and Partners shall promptly provide all necessary assistance, documents, consents, and whatsoever required by laws and regulations to complete such dissolution.

2.5 Under the condition that Stevia Asia made all cash contribution to Stevia Technew, if assets of Stevia Technew are distributed to shareholders after dissolution, Technew Tech hereby agrees to abandon its right (if any) to such assets and assure Stevia Asia shall be entitled, without any obligation, to the assets in accordance with the relevant laws and regulations.

3.   NON-COMPETE

     Partners warrant and undertake that, during the period any of Partners or its affiliates is valid shareholder of Stevia Technew,

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     (1)  with the exception of its current  business  activities and registered entities, Zhang Ji , Deli GZ and its associated parties will not either on own account or in conjunction with or on behalf of any person, firm or company, carry on or be engaged, or interested directly or indirectly whether as shareholder, director, employee, partner, agent or otherwise in carrying on any business which has conflict with that carry on by Stevia Technew; and

     (2) Partners will not either on own account or in conjunction with or on behalf of any other person, firm or company solicit or entice away or attempt to solicit or entice away from Stevia Technew or its affiliates any person, firm, company or organisation who is or was a customer, client, identified prospective customer or client, representative, agent or correspondent of the Stevia Corp., Stevia Asia., and Stevia Technew.

4.   SUPPORT OF PARTIES

     Partners and their affiliates agree and promise to fully support the operation of Stevia Technew and will coordinate with various suppliers and traders to diligently satisfy the requests raised by Stevia Technew. In particular, Partners assure that Deli GZ will assist Stevia Technew in obtaining the supply and sourcing in China as well as the subsequent in any trading and exportation.

     Stevia Asia agrees and promises to fully support the operation of Stevia Technew and will seek international business opportunities and resources for the operation of the company. In addition, as per the terms specified in this Agreement, Stevia Asia promises to provide contribution to Stevia Technew accordingly.

5.   CONFIDENTIALITY

     The Parties undertake on behalf of themselves and their employees, agents and permitted subcontractors that they will keep confidential and will not use for their own purposes (other than fulfilling their obligations under this Agreement) nor without the prior written consent of the other disclose to any third party any information of a confidential nature relating to the other (including, without limitation, any trade secrets, confidential or proprietary technical information, trading and financial details and any other information of commercial value) which may become known to the other under or in connection with this Agreement. This section shall not apply to any such information which any party can show is public knowledge or was already known to it at the time of disclosure or subsequently becomes public knowledge other than by breach of this Agreement or subsequently comes lawfully into its possession from a third party who was not restricted from disclosing it. The Parties shall return to the other all confidential information of the other in written or tangible form or any other media on the termination of this Agreement. The terms of this section

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     shall  survive  the  expiry  or  termination  of this  Agreement  and shall continue for two years from the date of expiration or termination.

6.   NOTICES

     Each notice, demand or other communication given or made under this Agreement shall be in writing and delivered or sent to the relevant party at its address or email address set out below (or such other address or email address as the addressee has by five (5) days' prior written notice specified to the other parties):

     To Stevia Asia:

     Name: Stevia Asia Limited
     Address: 19/F Kam Chung Comm Bldg. 19-21, Hennessy Road, Hong Kong
     Attention: The Director

     To Technew Technology Limited:

     Name: Technew Technology Limited
     Address: Flat 1721, 17/F, Hollywood Plaza, 610 Nathan Road, Mongkok,
              Kowloon, Hong Kong
     Attention: Directors

     To Zhang Ji:

     Address: Flat 1721, 17/F, Hollywood Plaza, 610 Nathan Road, Mongkok,
              Kowloon, Hong Kong
     Attention: Mr. Zhang Ji

     Any notice, demand or other communication so addressed to the relevant party shall be deemed to have been delivered (a) if given or made by letter, when actually delivered to the relevant address; (b) if given or made by email, when 24 hours after dispatch.

7.   MUTUAL REPRESENTATIONS AND WARRANTIES

     Each Party hereby represents and warrants to other Parties that, as of the date of the signing date of this Agreement:

     (1) such Party is duly organized, validly existing and in good standing under the laws of the place of its establishment or incorporation;

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     (2)  such Party has carried out all  procedures  and obtained all approvals required under the laws and regulations to which it is subject, and has the power under such laws and regulations, to enter into this Agreement and to perform all of its obligations hereunder;

     (3) such Party has taken all internal actions necessary to authorize it to enter into and perform this Agreement and its representative whose signature is affixed hereto is fully authorized to sign this Agreement and to bind such Party thereby;

     (4) upon the signing date of the Agreement, this Agreement shall be legally binding on such Party;

     (5) neither the signature of this Agreement nor the performance of its obligations hereunder will conflict with or constitute a default under
          (a) any provision of the Articles of Association of such Party, (b) any applicable law or regulation, (c) any authorization or approval of any government agency or body, or (d) any contract or agreement, to which such Party is a party or subject;

     (6) no lawsuit, arbitration, other legal or administrative proceeding, or governmental investigation is pending against such Party, or to the best of such Party's knowledge is threatened by any Third Party, that would affect in any way its ability to enter into or perform this Agreement; and

     (7) none of the information provided by such Party to other Parties contains any material misstatements or omissions which, at the time disclosed, would make the statements included therein false or misleading in any material respect.

8.   INDEMNIFICATION

     Each Party acknowledges and agrees to indemnify other innocent Parties against all losses, expenses and liabilities arising from a breach of any of its representations, warranties and undertakings set forth herein.

9.   TERMINATION

9.1 The Agreement terminates automatically when Stevia Asia or Technew Tech ceases to be a valid shareholder of Stevia Technew.

9.2 Any Party may give notice in writing ("Termination Notice") to other parties of its desire forthwith to terminate this Agreement if other party is in material breach of its obligations hereunder and such breach, if capable of remedy, has not been remedied at the expiry of 30 days following

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     written  notice served to the party by indicating  the steps required to be taken to remedy the failure.

10.  MISCELLANEOUS PROVISIONS

10.1 This Agreement may be produced in Chinese language for reference purpose. In the event of any conflict between the English and Chinese version, the English version shall prevail.

10.2 No failure or delay by any Party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. Without limiting the foregoing, no waiver by any party of any breach of any provision hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof.




THIS SPACE INTENTIONALLY LEFT BLANK

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IN WITNESS  WHEREOF,  the  authorized  representatives  of the Parties have duly executed this Agreement on July 5th, 2012


SIGNED by                                   )
for and on behalf of                        )
                                            )
in the presence of:                         )


SIGNED by                                   )
for and on behalf of                        )
                                            )
in the presence of:                         )


SIGNED by                                   )
for and on behalf of                        )
                                            )
in the presence of:                         )

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